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                                                                     EXHIBIT 4.2


                            STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT, dated as of November 19, 1997 among Kitty Hawk, Inc., a Delaware corporation (the "Company"), M. Tom Christopher ("Christopher") and Conrad Kalitta ("Kalitta").

         WHEREAS, this Agreement is being executed and delivered by and among the parties hereto pursuant to, and in satisfaction of certain conditions precedent set forth in, that certain Agreement and Plan of Merger dated as of September 22, 1997, as amended (the "Merger Agreement") by and among the Company, certain subsidiaries of the Company, Christopher, Kalitta, American International Airways, Inc. ("AIA"), American International Travel, Inc., Flight One Logistics, Inc., Kalitta Flying Services, Inc., and O.K. Turbines, Inc. (the "Kalitta Companies");

         WHEREAS, at the time the transactions contemplated by the Merger Agreement are consummated, each of Christopher and Kalitta will be the record and Beneficial Owner of the number of issued and outstanding shares of Common Stock of the Company set forth opposite such person's name on Schedule 1 hereto;

         WHEREAS, Christopher and Kalitta desire to provide herein for certain matters relating to the control and operation of the Company;

         WHEREAS, the Company desires to grant to Christopher and Kalitta certain incidental registration rights with respect to the shares of Common Stock of the Company now owned or hereafter acquired by either of them;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                            Article I - Definitions

         1. General. When used in this Agreement, the terms set forth in this Article I shall have the meanings ascribed to them herein.

                 1.1      Definitions.

                 "Affiliate" means, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                 "Agreement" or "this Agreement" means this Stockholders' Agreement and the Schedule hereto, each as it may be amended from time to time as permitted herein.
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                 "Beneficial Owner" means a "beneficial owner", as defined in
Regulation Section 240.13d-3 under the Exchange Act and the terms "Beneficially Owns" and "Beneficially Owned" have meanings correlative thereto.

                 "Christopher Stockholder" shall mean Christopher and each Permitted Transferee who receives a Transfer of Common Stock from Christopher or another Christopher Stockholder and each person who receives an Exempt Transfer of Common Stock from Christopher or another Christopher Stockholder.

                 "Commission" means the Securities and Exchange Commission.

                 "Common Stock" means the common stock, par value $0.01 per share, of the Company including with respect to which a Stockholder is or at any time during the Term becomes a Beneficial Owner, whether as a result of purchase or dividend or upon an increase, reduction, substitution, reorganization or reclassification of the shares of Common Stock of the Company, or otherwise, including upon the exercise of options or other rights convertible into or exchangeable for, with or without the payment of consideration, shares of Common Stock. Common Stock shall also include all classes of preferred stock of the Company now or hereafter issued and securities issued to any of the Stockholders upon any merger, consolidation, sale of assets or other business disposition involving the Company.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exempt Transfer" means any Transfer of Common Stock to any marital trust, non-marital trust, family trust or beneficiary pursuant to the terms of the applicable trust agreement on the death of the grantor or otherwise by will or the laws of descent and distribution, it being agreed that prior to the making of an Exempt Transfer, the Stockholder proposing the Exempt Transfer shall notify the Company in writing and the proposed transferee shall deliver to the Company a written instrument pursuant to which the proposed transferee becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof to the same extent as if an original signatory hereto.

                 "Family Member" means the spouse or the natural or adopted sibling, ancestor or descendent of a Stockholder or any spouse or descendant of any such ancestor, descendant or sibling.

                 "Kalitta Stockholder" shall mean Kalitta and each Permitted Transferee who receives a Transfer of Common Stock from Kalitta or another Kalitta Stockholder or a person who receives an Exempt Transfer of Common Stock from Kalitta or another Kalitta Stockholder.





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                 "Permitted Transferee" means any Family Member of such
Stockholder or a trustee of a trust for the sole benefit of such Stockholder and/or any Family Member of such Stockholder or any partnership, corporation or other entity which is controlled by such Stockholder and/or any Family Member, it being agreed that prior to the making of a Transfer of Common Stock to a Permitted Transferee, the Stockholder proposing the Transfer shall notify the Company in writing and the proposed transferee shall deliver to the Company a written instrument pursuant to which the proposed transferee becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof to the same extent as if an original signatory hereto.

                 "person" means any individual, corporation, association, partnership, proprietorship, joint venture, trust or other entity.

                 "Pro Rata" means, with respect to the shares of Common Stock held by a Stockholder to be excluded from an underwritten public offering as provided in Article VI of this Agreement, the number which bears the same proportion as the total number of shares of Common Stock proposed to be offered by such Stockholder bears to the number of share of Common Stock proposed to be offered by all of the Stockholders in such underwritten public offering.

                 "Registration Expenses" means all expenses incident to the Company's performance of, or compliance with, its obligations pursuant to
Article VI of this Agreement and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses in complying with securities or blue sky laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and any fees or expenses of counsel for the Company but excluding (i) any fees or expenses of special counsel to represent the holders on whose behalf any Common Stock is being registered (the "Selling Stockholders"), (ii) any allocation of personnel or other general overhead expenses of the Company or of any Selling Stockholder or other expenses for the preparation of financial statements or other data, other than financial statements or other data normally prepared by the Company in the ordinary course of its business, which in all cases shall be borne by the party causing such expenses to be incurred and (iii) any underwriting discounts and commissions relating to the Common Stock being sold by the Selling Stockholder.

                 "Registrable Securities" means shares of Common Stock now or hereafter Beneficially Owned by a Stockholder; provided that Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the same of such shares of Common Stock shall have become effective under the Securities Act and such shares of Common Stock have been disposed of by a Stockholder in accordance with such registration statement,





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(ii) such shares of Common Stock shall have been sold pursuant to Rule 144 or
Rule 145 (or any successor provisions) under the Securities Act or (iii) such shares of Common Stock shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such shares of Common Stock shall not require the registration or qualification of such shares of Common Stock under the Securities Act or any similar state law then in effect.

                 "Requisite Christopher Stockholders" means Christopher Stockholders beneficially owning at least a majority of the Common Stock owned by all Christopher Stockholders.

                 "Requisite Kalitta Stockholders" means Kalitta Stockholders beneficially owning at least a majority of the Common Stock owned by all Kalitta Stockholders.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Selling Stockholder" means a Stockholder who has any shares of Registrable Securities registered by the Company pursuant to Article VI hereof.

                 "Stockholder" means, (i) each Kalitta Stockholder and each Christopher Stockholder, and (ii) "Stockholders" means collectively, all of the foregoing Stockholders.

                 "Subsidiary" means any corporation fifty percent (50%) of the voting stock of which is owned, directly or indirectly, through one or more subsidiaries, by the Company.

                 "Term" shall have the meaning set forth in Article II.

                 "Transfer" means any sale, assignment, transfer, gift or other disposition of any of the shares of Common Stock by any Stockholder.

                 1.2 Rules of Construction. Unless the context otherwise requires, (i) a term shall have the meaning assigned to it in Section 1.1, (ii) "or" shall not be exclusive, (iii) words in the singular shall include the plural, and vice versa and (iv) words in the masculine gender shall include the feminine and neuter, and vice versa.

                 1.3 Other Definitions. To the extent not otherwise defined herein, capitalized terms have the meanings ascribed to them in the Merger Agreement.





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                               Article II - Term

         2. Term. Unless sooner terminated as provided in Section 8.10, the term of this Agreement (the "Term") shall commence on the date hereof and continue until the third anniversary of the date of this Agreement; provided, however, that the provisions of Articles VI, VII and VIII shall terminate ten
(10) years from the date hereof.

                    Article III - Certain Governance Matters

         3. Nomination and Election of Directors; Election of Chairman of the Board and CEO and Other Matters.

                 3.1      General.         During the Term, but subject to
Section 3.1.5 below, and in each case except as may be agreed in writing by the Requisite Kalitta Stockholders and the Requisite Christopher Stockholders, each of the Stockholders agrees to, and to cause each of their Affiliates to, vote (or act by written consent with respect to) all shares of Common Stock and all other Company voting securities Beneficially Owned by such Stockholder and such Affiliates, and otherwise to take such actions as may be appropriate in their capacities as stockholders:

         (a) to implement the agreements set forth below in this Article III with respect to the nomination, election and filling of vacancies of directors of the Company, and the election of the Chairman of the Board and Chief Executive Officer and Vice Chairman of the Company and the President of AIA;

         (b) to not amend or repeal any of the provisions of the Bylaws of the Company described in this Article III;

         (c) to not change the Certificate of Incorporation of the Company in any respect that would have the effect of conflicting with any of the provisions of the Bylaws of the Company described in this Article III or that would amend or repeal the provisions of the Certificate of Incorporation of the Company as to the removal of directors without cause as defined therein;

         (d) for the nomination and election as directors of the Company of the Christopher Designees, the Kalitta Designees and the Joint Designees and against their removal except for cause as defined in the Certificate of Incorporation of the Company;

         (e) during the period ending on the first anniversary of the date of this Agreement, for the election of Christopher as Chairman of the Board and Chief Executive Officer of the Company and for the election of Kalitta as the Vice Chairman of the Company and as the President of AIA and against their removal from such offices except for cause (as defined in the Certificate of Incorporation of the Company or the Articles of Incorporation of AIA, as applicable); and





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         (f) during the period ending on the first anniversary of the date of this Agreement, against any change in the Articles of Incorporation or Bylaws of AIA that would have the effect of changing the governance provisions described in this Article III below.

                 3.1.1 Election of the Initial Board. At or prior to the date hereof, (a) the Company's Bylaws have been amended to provide that the number of directors comprising the full Board of Directors of the Company as of the date hereof is seven (7) and shall be comprised of Christopher and two (2) Christopher Designees, Kalitta and two (2) Kalitta Designees and a Joint Designee; (b) the persons named in Schedule 2 have been duly elected to the Board of Directors of the Company to serve in the classes as indicated in
Schedule 2 and Schedule 2 identifies the Christopher Designees, the Kalitta Designees and the Joint Designee; and (c) the Bylaws of the Company have been amended to provide that the Bylaw provisions concerning the number and classification of directors and the other provisions described above in this
Section 3.1.1 may be amended or repealed prior to the end of the Term only by the affirmative vote of 70% of the members of the entire Board of Directors or the holders of 75% of the outstanding Common Stock.

                 3.1.2    Nominating Committees.

         (a) At or prior to the date of this Agreement, the Bylaws of the Company have been amended to provide that:

                 (i) a Joint Nominating Committee, a Christopher Nominating Committee and a Kalitta Nominating Committee of the Board of Directors of the Company shall be created for the period beginning on the date of this Agreement and expiring at the end of the Term;

                 (ii) the Joint Nominating Committee shall consist of Christopher and Kalitta for so long as each is a director of the Company;

                 (iii) the Christopher Nominating Committee shall consist of Christopher for so long as he is a director of the Company;

                 (iv) the Kalitta Nominating Committee shall consist of Kalitta for so long as he is a director of the Company;

                 (v) each such Nominating Committee shall have the powers and duties described in, and be subject to the applicable provisions concerning notice, quorum, membership and resolution of deadlock and related provisions of, Sections 3.1.2 and 3.1.3; and

                 (vi) such Bylaw provisions and the Bylaw provisions described below in this Section 3.1.2 may be amended or





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         repealed only by the affirmative vote of 70% of the members of the entire Board of Directors or the holders of 75% of the outstanding Common Stock.

         (b) The Bylaws of the Company have been further amended at or prior to the date of this Agreement to provide that (i) the Joint Nominating Committee shall have the exclusive power on behalf of the Board of Directors to nominate a person for election as a director of the Company as a Joint Designee and to fill any vacancy of the Joint Designee on the Board of Directors of the Company; (ii) the Christopher Nominating Committee shall have the exclusive power on behalf of the Board of Directors of the Company to nominate Christopher and persons for election as directors of the Company as Christopher Designees and to fill vacancies on the Board of Directors vacated by Christopher Designees; and (iii) the Kalitta Nominating Committee shall have the exclusive power on behalf of the Board of Directors to nominate Kalitta and persons for election as directors of the Company as Kalitta Designees and to fill vacancies on the Board of Directors vacated by the Kalitta Designees.

         (c) During the Term, but subject to Section 3.1.5, and except as otherwise agreed in writing by the Requisite Christopher Stockholders and the Requisite Kalitta Stockholders, each of the Stockholders shall, and shall cause each of such Stockholder's Affiliates to, (i) vote (or act by written consent with respect to) any shares of Common Stock and other Company voting securities each Beneficially Owns (x) for the nominee of the Joint Nominating Committee for election as a director of the Company as a Joint Designee (or the nominee as a Joint Designee of the entire Board of Directors in accordance with the Bylaws if the Joint Nominating Committee cannot agree within ten (10) days as contemplated in Section 3.1.3 below) and against his removal except for cause,
(y) for Christopher and each of the nominees of the Christopher Nominating Committee for election as a director of the Company as a Christopher Designee and against their removal except for cause and (z) for Kalitta and each of the nominees of the Kalitta Nominating Committee for election as a director of the Company as a Kalitta Designee and against their removal except for cause and
(ii) not vote (or act by written consent with respect to) any shares of Common Stock or other Company voting securities each Beneficially Owns in favor of any person to serve as a director of the Company unless such person has been so nominated.

         (d) The Bylaws have been amended at or prior to the date of this Agreement to provide that the Joint Nominating Committee, the Christopher Nominating Committee and the Kalitta Nominating Committee (as applicable) shall nominate the persons named on Schedule 2 for re-election when their terms expire unless such person is unable or unwilling to serve or if such person has been removed for cause. For purposes of this Section 3.1.2, "cause" shall have the meaning set forth in the Certificate of Incorporation of the Company.





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         (e)     The Bylaws have been amended at or prior to the date of this
Agreement to provide that in the case of the Joint Nominating Committee, the presence, either telephonically or in person, of both members of the Joint Nominating Committee shall constitute a quorum for the transaction of business and meetings may be called on two days' written notice given in accordance with the Bylaws of the Company by either member.

                 3.1.3 Deadlock Resolution at the Joint Nominating Committee. The Bylaws of the Company have been amended at or prior to the date of this Agreement to provide that if the Joint Nominating Committee does not agree on the selection of (a) a nominee to serve as a member of the Board of Directors as a Joint Designee to be elected at a meeting of the stockholders of the Company or (b) an individual to fill a vacancy on the Board of Directors as a Joint Designee then either member of the Joint Nominating Committee may by written notice to the other member require such nominee or vacancy to be selected or filled, respectively, at a meeting of the Board of Directors called by such member in accordance with the Bylaws of the Company at any time after the tenth day following the receipt of notice of the first meeting of the Joint Nominating Committee called for the express purpose of selecting such nominee or filing such vacancy. The Bylaws have been amended at or prior to the date of this Agreement to provide that any individual selected by the Board of Directors to serve as a member of the Board of Directors as a Joint Designee, if the Joint Nominating Committee is unable to agree upon a nominee or a person to fill a vacancy, must (i) not be a Family Member of either Christopher or Kalitta, (ii) not be a former or current employee of any Kalitta Company or American International Cargo, a Michigan co-partnership, the Company, the Subs or the Subsidiaries, (iii) have within the preceding sixty (60) months been a director, chief financial officer, or chief executive officer of a company listed on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ Stock Market's National Market System and (iv) be a citizen of the United States. The Bylaws have been amended at or prior to the date of this Agreement to provide that if the person so chosen by the Board of Directors declines or is unable to serve, then either member of the Joint Nominating Committee may call a meeting of the Nominating Committee to choose another person to serve as a director of the Company (in which case all of the provisions of this Section 3.1.3 shall again apply).

                 3.1.4    Officers.

         (a) The Bylaws of the Company have been amended at or prior to the date of this Agreement to provide (i) that, until the first anniversary of the date of this Agreement, the Chairman of the Board and Chief Executive Officer shall be elected exclusively by the holders of Common Stock and shall serve as the chief executive officer of the Company and, subject to the supervision of the Board of Directors, shall have the general management and control of the





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Company and its subsidiaries (including the right to vote (except as provided in clause (ii) below solely for the one year period commencing on the date of this Agreement) the voting securities of the subsidiaries of the Company held by the Company on its behalf) and (ii) for the additional office of Vice Chairman who until the first anniversary of the date of this Agreement, shall be elected exclusively by the holders of Common Stock and shall serve as an officer of the Company and shall have the right to vote the voting securities of AIA until the first anniversary of the date of this Agreement solely for the purpose of electing the President of AIA and against his removal except for cause. Until the first anniversary of the date of this Agreement, each Stockholder hereby agrees to vote (or to act by written consent with respect to), and to cause each of such Stockholder's Affiliates to vote (or so act by written consent), all shares of Common Stock and other Company voting securities Beneficially Owned by each of them in favor of Christopher as Chairman of the Board and Chief Executive Officer of the Company and Kalitta as Vice Chairman and against their removal except for cause.

         (b) The Amended and Restated Articles of Incorporation and Bylaws of AIA in effect as of the date of this Agreement provide that, until the first anniversary of the date of this Agreement, the person serving as the President of AIA shall serve as the chief executive officer of AIA and shall have the general management and control of AIA subject only to supervision of the Chairman of the Board and Chief Executive Officer of the Company. Until the first anniversary of the date of this Agreement, the Company hereby agrees to vote and to cause each of its Affiliates to vote (or act by written consent), all shares of common stock of AIA and any other AIA voting securities Beneficially Owned by the Company and its Affiliates for Kalitta as President of AIA and against any removal of Kalitta as President of AIA except for cause as defined in the Articles of Incorporation of AIA until the first anniversary of the date of this Agreement and to refrain from changing any provisions of the Articles of Incorporation or Bylaws of AIA described in this Section 3.1.4(b). The Bylaws of the Company further provide that the President of AIA is to report only to the Chairman of the Board and Chief Executive Officer.

         (c) The Bylaws of the Company have been amended to provide that the provisions of such Bylaws described in this Section 3.1.4 may be amended only by the affirmative vote of 70% of the members of the entire board of Directors of holders of 75% of the outstanding Common Stock.

         3.1.5 Termination of Governance Obligations. The rights and obligations of the parties set forth in this Article III shall terminate upon the earlier of (a) the expiration of the Term, (b) the death, Disability, or voluntary resignation as a director of Kitty Hawk of, either Christopher or Kalitta or (c) the sale of all shares Beneficially Owned by all Stockholders; provided, that in the event of the voluntary resignation of Kalitta as a director of





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Kitty Hawk, the Kalitta Stockholders shall remain subject to all obligations to vote Common Stock and other Company voting securities as provided in this
Article III; and, provided further, that in the event of the voluntary resignation of Christopher as a director of Kitty Hawk, Christopher and Kitty Hawk shall remain subject to all of their and its obligations to vote AIA common stock and other voting securities of AIA as provided in this Article III and the Christopher Stockholders shall remain subject to all of his obligations to vote Common Stock and other Company voting securities as provided in this
Article III.


             Article IV - Restrictions on Transfer of Common Stock

         4. Restrictions on Transfers. Each of the Stockholders hereby agrees that from the date hereof until the conclusion of the Term no Transfers of any shares of Common Stock shall be made by such Stockholder to Permitted Transferees or pursuant to an Exempt Transfer unless the Stockholder proposing the Transfer shall notify the Company in writing and the proposed transferee shall deliver to the Company a written instrument pursuant to which the proposed transferee becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof to the same extent as if an original signatory hereto.


                               Article V - Legend

         5.      Restrictive Legend.

                 5.1 Restrictive Legend. Each certificate evidencing shares of Common Stock held by a Stockholder shall conspicuously contain a restrictive legend substantially as follows:

                 "The sale, assignment, transfer, pledge, encumbrance, or other disposition of the shares evidenced by this certificate, or any interest in such shares, is restricted by the terms of a Stockholders' Agreement dated as of November 19, 1997, a copy of which is on file at the principal office of the corporation. No such sale, assignment, transfer, pledge, encumbrance or other disposition shall be effective unless and until the terms and conditions of the aforesaid Stockholders' Agreement shall have been complied with in full."

                 5.2 Removal of Restrictive Legend. The Company shall, or shall cause its transfer agent to, remove such legend so that shares can be transferred free of the legend upon the earlier to occur of (a) the third anniversary date of this Agreement, (b) the termination of this Agreement or
(c) receipt of a written certification of a Stockholder that the shares in question are being Transferred to person other than a Permitted Transferee or to a person other than pursuant to an Exempt Transfer.





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                   Article VI - Registration of Common Stock

         6.      Registration of Common Stock.

                 6.1 Incidental Registration. If, at any time during the Term, the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (other than pursuant to a registration statement filed pursuant to Rule 415 under the Securities Act), it will each such time give prompt notice to all Stockholders who then hold Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the request of any Stockholder delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder, which shall not be less than the greater of (x) fifty thousand (50,000) shares of Registrable Securities (as such minimum number may be adjusted pursuant to Section 6.1(iii) below) or (y) the number of shares of Registrable Securities then owned by such Stockholder, and the intended method of disposition thereof), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Stockholder, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

                          (i) if, at any time after giving such notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give notice of such determination to each Selling Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

                          (ii) if the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company by letter that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Selling Stockholders have requested the Company to register in accordance with this Section 6.1 concurrently with the securities being distributed by such





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         underwriters could adversely affect the distribution of such securities by such underwriters (such letter to state the reasons therefor), then the Company will promptly furnish each Selling Stockholder with a copy of such letter and the Company may deny, by notice to each Selling Stockholder accompanying such letter, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated Pro Rata among the Selling Stockholders); and

                     (iii)        the minimum number of shares specified in
         Section 6.1(x) above shall be appropriately adjusted in the event that, subsequent to September 22, 1997 the outstanding shares of Common Stock of the Company shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, stock split, reverse stock split or other similar change in the Company's capitalization;

                          (iv) if a Stockholder decides not to include all of its Registrable Securities in any registration statement filed by the Company pursuant to this Article VI, such Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement(s) as may be filed by the Company with respect to offerings of securities, all upon the terms and conditions set forth herein.

                 The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 6.1.

                 6.2 Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, the Company will as expeditiously as possible:

                          (i) prepare and promptly file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable;

                          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and other securities have been disposed of in accordance with the





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         intended methods of disposition thereof set forth in such registration statement or the expiration of thirty (30) days after such registration statement becomes effective;

                          (iii) furnish to each Selling Stockholder, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Stockholder may reasonably request;

                          (iv) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Selling Stockholder (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Selling Stockholder to consummate the disposition in such jurisdictions of his or its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                          (v) furnish to each Selling Stockholder a signed counterpart, addressed to such Selling Stockholder, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement) and (B) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statements, covering substantially the same matters with respect to such registration statement (and the prospectus included therein), and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such Selling Stockholder may reasonably request;

                          (vi) immediately notify each Selling Stockholder, at any time when a prospectus relating to such Selling Stockholders' Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Selling Stockholder prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                          (vii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                          (viii) use its commercially reasonable efforts to have such securities listed on the New York Stock Exchange or included for quotation on the Nasdaq National Market or listed on each securities exchange on which the securities of the Company are then listed or quoted, if such securities are not already so listed or quoted and if such quotation or listing is then permitted under the rules of such self-regulatory association or exchange, and, if necessary, provide a transfer agent and registrar for such securities not later than the effective date of such registration statement.

                 The Company may require each Selling Stockholder to furnish to the Company such information regarding such Selling Stockholder and the distribution of such securities as the Company may from time to time reasonably request and as shall be required by law or by the Commission in connection therewith.

                 6.3 Stockholder Undertakings. Each Stockholder covenants with the Company as follows:

                 (a) No Stabilization. No Stockholder shall effect any stabilization transactions or engage in any stabilization activity proscribed by Regulation M under the Exchange Act in connection with any securities of the Company during the period of any distribution of the Registrable Securities by Selling Stockholders pursuant to any Registration Statement.

                 (b)      Brokers.         Each Selling Stockholder (i) shall
furnish each broker through whom such Selling Stockholder offers the Registrable Securities such number of copies of any Prospectus and any supplements thereto or amendments thereof which such broker may require (provided that the Company has provided such Selling Stockholder with such Prospectus, supplements and amendments), (ii) shall inform such broker as to the number of Registrable Securities offered through such broker, that such Registrable Securities are part of a distribution and that such broker is subject to the provisions of Regulation M under the Exchange Act until such time as such broker has completed the sale of all such Registrable Securities, and (iii) shall notify such broker when distribution of the sale of all such Registrable Securities, and (iii) shall notify such broker when distribution of the Registrable Securities by such Selling Stockholder pursuant to any registration statement has been completed or any registration statement is no longer effective or is withdrawn.

                 (c)      Amendments and Supplements.       Each Selling
Stockholder shall promptly furnish to each person (including each broker) to whom such Selling Stockholder has delivered copies of the prospectus an equivalent number of copies of any amendment thereof or supplement thereto (provided that the Company has provided such Selling Stockholder with such amendment or supplement).

                 (d) Transaction Information. Each Selling Stockholder shall report promptly to the Company upon any disposition of Registrable Securities by such Selling Stockholder and upon completion of the distribution of such Selling Stockholder's Registrable Securities pursuant to any registration statement.

                 (e) Exchange Act Compliance. Each Selling Stockholder shall, at any time such Selling Stockholder is engaged in a distribution of the Registrable Securities under any registration statement, comply to the extent required with Rules 10b-5 and Regulation M (as currently in effect or as amended or any successor or similar provisions) promulgated under the Exchange Act and shall distribute the Registrable Securities solely in the manner described in any registration statement, and shall not do any of the following during the period from the effective date of any Registration Statement until the completion of any offering of the Registrable Securities by such Selling Stockholder pursuant to such registration statement:

                          (i)              Bid for or purchase, for any account
in which such Selling Stockholder or any affiliate of such Selling Stockholder has a beneficial interest, any securities of the Company other than in transactions permitted by Regulation M under the Exchange Act;

                          (ii)             Attempt to induce any person to
purchase any securities of the Company other than in transactions permitted by Regulation M under the Exchange Act; and

                          (iii)   pay or offer or agree to pay to anyone,
directly or indirectly, any compensation for soliciting another to purchase any securities of the Company on a national securities exchange or automated quotation system or pay or offer of agree to pay to anyone any compensation for purchasing securities of the Company on a national securities exchange or automated quotation system other than those securities offered by such Selling Stockholder.

                 (f) Publicity; Selling Efforts. Each Selling Stockholder shall not, during the period of any offering by such Selling Stockholder of any Registrable Securities under any registration statement, use or disseminate any information concerning the Company other than the prospectus (or any amendment thereof or supplement thereto furnished by the Company) and may not undertake any form of publicity with respect to the Company or engage in any similar activities that may be deemed to be an unlawful selling effort within the meaning of Section 10 of the Exchange Act.

                 (g) Brokerage Commissions. Except as disclosed in the prospectus, a Selling Stockholder will not pay unusual or special brokerage commissions (other than ordinary brokerage arrangements) on any sales effected through a broker, and no selling arrangement will have been entered into between a Selling Stockholder and any securities dealer or broker.

                 (h)              Intentionally Omitted.

                 (i) Conditions to Inclusion. As a condition to each Selling Stockholder's right to include Registrable Securities in a registration pursuant to this Article VI, such Selling Stockholder shall if requested by the Company in connection with such registration, (i) agree to sell such Registrable Securities to be included in such registration on the basis applicable to other selling security holders as provided in any underwriting arrangements entered into by the Company in connection therewith,
(ii) complete and execute all questionnaires, powers of attorney, underwriting agreements and other documents that are reasonably requested and are customary under such arrangements (and as are required of all other selling security holders) and (iii) promptly provide any information reasonably requested by the Company concerning such Selling Stockholder's specified plan of distribution and other information.

                 6.4 Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act whether or not for sale or for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will use commercially reasonable efforts, if requested by a Selling Stockholder who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 6.1, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters; provided that, without limitation, neither the Company nor any other holder of the securities proposed to be distributed by or through such underwriters shall be required or obligated to reduce the amount or sale price of such securities proposed to be so distributed. The Selling Stockholders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act for sale of its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company. If any registration pursuant to Section 6.1 shall be in connection with any underwritten public offering, each holder of Registrable Securities agrees, if so required by the managing underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period of time between seven (7) days prior to the effective date of such registration statement and 180 days after the effective date of such registration statement.

                 6.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of such registration statement registering Registrable Securities under the Securities Act, the Company will give the Selling Stockholders on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, reasonable opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them reasonable access to its books and records and reasonable opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding anything herein to the contrary, the Company shall have the sole right to determine the content of any registration statement, prospectus, supplement thereto or amendment thereof, provided such determination is in accordance with the applicable requirements of the Securities Act.

                 6.6 Company's Indemnification. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 6.1, each Selling Stockholder of any Registrable Securities covered by such registration statement, each officer and director of each underwriter and each Selling Stockholder, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls any Selling Stockholder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which any such Selling Stockholder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings or investigations in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus (unless any such statement is corrected in a subsequent prospectus and Selling Stockholder (and the underwriters, if any) is given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any securities laws, and the Company will reimburse each such Selling Stockholder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Selling Stockholder, director, officer, participating person or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in an instrument executed by or under the direction of such seller, director, officer, participating person or controlling person for use in the preparation thereof, which information was expressly provided for use in the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Selling Stockholder or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for a customary contribution provision relating to such indemnity if requested by any Selling Stockholder or the underwriters.

                 6.7 Selling Stockholders Indemnification. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 6.1, that the Company shall have received an agreement reasonably satisfactory to it from each of the prospective Selling Stockholders of such Registrable Securities and their underwriters, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed or provided by such Selling Stockholder (or in the case of indemnification by the underwriters, by such underwriters) which specifically states or otherwise identifies it as being expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such Selling Stockholders.

                 6.8 Indemnification; Contribution Mechanism. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in either Section 6.6 or 6.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.6 or 6.7, as is applicable, except to the extent that the indemnifying party's liabilities and obligations are increased as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party to its election so as to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (iii) representation of such indemnified party by the counsel retained by the indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other person represented by such counsel in such proceeding or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without the written consent of such indemnifying party, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

                 6.9 Other Indemnification. Indemnification similar to that specified in Section 6.6 and Section 6.7 (with appropriate modifications) shall be given by the Company and each Selling Stockholder of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any state securities law or regulation.

                         Article VII - Representations

         7.      Representations and Warranties.

                 7.1 Stockholders' Representations and Warranties. Each Stockholder hereby represents and warrants to the Company and to the other Stockholder as follows:

                          (i) Such Stockholder has the requisite capacity, power and authority to enter into and perform such Stockholder's obligations under this Agreement.

                          (ii) The execution, delivery and performance of this Agreement has been duly authorized by all requisite action by such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as such enforcement may be limited be general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                          (iii) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator, or of any agreement or instrument under which such Stockholder is obligated or by which any of such Stockholder's property is bound.

                          (iv) There are no agreements to which such Stockholder is a party that relate to the voting of Common Stock, the nomination or election of directors or the control of the Company, except for this Agreement.

                          (v) Each Stockholder is the record and Beneficial Owner of the number of share of Common Stock of the Company set forth opposite such Stockholder's name on Schedule 1 hereto, and owns such shares of Common Stock free and clear of all liens, security interests, pledges, charges or encumbrances of any nature whatsoever.

                 7.2 Company's Representations and Warranties. The Company hereby represents and warrants to each Stockholder as follows:

                          (i) The Company has the requisite corporate power to enter into and perform the Company's obligations under this Agreement.

                          (ii) The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                          (iii) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator, or of any agreement or instrument under which the Company is obligated or by which any of the Company's property is bound.

                          (iv) There are no agreements to which the Company is a party that relate to the voting of Common Stock, the nomination or election of directors or the control of the Company, except for this Agreement.


                       Article VIII - General Provisions

         8.      General Provisions.

                 8.1 Notices. All notices, requests and other communications ("Notices") to any party hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon receipt, if delivered personally with receipt acknowledged, (ii) three (3) business days after mailing by certified or registered mail or equivalent, return receipt requested, postage prepaid or one (1) day after mailing by overnight courier for next day delivery, in each case addressed to the Company at 1515 West 10th Street, Suite 3100, Dallas Texas 75261, Attention: Chairman, to any Stockholder at his or its address set forth on Schedule 1 hereto, as is applicable, or to such other address as such party may hereafter specify by Notice to the other parties or (iii) one (1) business day after telecopying to the Company at (972) 456-2221 and to any Stockholder at the number set forth on Schedule 1 hereto, as is applicable, or to such changed number as such party shall hereafter specify by Notice to the other parties; provided, however, that any Notice of change of address or telecopier number shall be effective only upon receipt and a copy of any Notice sent by telecopier shall also be sent by registered or certified mail or equivalent, return receipt requested, postage prepaid.


                 8.2 Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement, and that each party shall have the right, in addition to any other rights it may have at law, to equitable relief, including specific performance and injunctive relief, to enforce the provisions of this Agreement.

                 8.3 No Third Party Beneficiaries; Additional Parties. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement except that any Permitted Transferee or person receiving a Transfer pursuant to an Exempt Transfer shall be deemed to be a Stockholder and shall be bound by all obligations and, except to the extent limited in such agreement, entitled to all rights and privileges of a Stockholder as if such person had been an original signatory to this Agreement.

                 8.4 Amendments. Any provision of this Agreement may be amended only if such amendment is in writing and is signed by the Company and by the Requisite Christopher Stockholders and the Requisite Kalitta Stockholders.

                 8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal or legal representatives, executors, heirs, successors and permitted assigns.

                 8.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to any applicable conflicts of law provisions thereof.

                 8.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. An executed counterpart received by telecopy shall have the same effect as an originally-executed counterpart.

                 8.8 Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.

                 8.9 Entire Agreement. This Agreement, together with the Schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, whether written or oral, relating to the same subject matter, including without limitation any existing stockholder agreements and agreements in respect of registration rights. All such previous agreements, if any, among the parties hereto (or any of them) are hereby terminated and shall have no further force or effect.

                 8.10 Termination. This Agreement may be terminated at any time by an instrument in writing signed by the Company, the Requisite Christopher Stockholders and the Requisite Kalitta Stockholders. This Agreement shall automatically terminate on the earlier of the date when none of the Stockholders is the Beneficial Owner of any shares of Common Stock or the expiration of the Term.

                 8.11 Minimum Equity Ownership Requirement. Notwithstanding anything to the contrary otherwise contained elsewhere in this Agreement, in the event that the Kalitta Stockholders or the Christopher Stockholders shall cease to be the Beneficial Owners of an aggregate of at least one percent (1%) of the outstanding shares of Common Stock, then the Kalitta Stockholders or the Christopher

Stockholders, as applicable, shall no longer be deemed "Stockholders" for purposes of Article VI of this Agreement and shall have no further rights or obligations as "Stockholders" under Article VI hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        Kitty Hawk, Inc.


                                        By:  /s/ RICHARD R. WADSWORTH
                                           -----------------------------------
                                           Title: Richard R. Wadsworth
                                           Its: Senior Vice President

                                          /s/ M. TOM CHRISTOPHER
                                        --------------------------------------
                                              M. Tom Christopher


                                          /s/ CONRAD KALITTA
                                        --------------------------------------
                                              Conrad Kalitta

                                   Schedule 1

                                  Stockholders

     Name and Address                       Shares of Common Stock
     ----------------                       ----------------------
Conrad Kalitta                                      4,099,150
2701 N. I-94 Service Drive
Ypsilanti, Michigan 48197
Telecopy: (313) 484-3686

M. Tom Christopher                                  5,948,436
1515 West 20th Street
P.O. Box 612787
Dallas/Fort Worth
  International Airport,
  Texas 75261
Telecopy: (972) 456-2292